June 27, 2014 Confidential Discussion Materials Prepared for the Pioneer Special Committee Regarding Project Pioneer STRICTLY CONFIDENTIAL Exhibit (c)(5)

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Notice to Recipient
Confidential

Introduction
Since the April 30 Special Committee meeting, several notable Pioneer developments have occurred:
Pioneer share price has declined 9.0% from $9.60 as of our April 30 th
meeting
(1)
to $8.74, compared to a 4.0% increase for the S&P 500
Management revised Pioneer base case on June 24, 2014 for Q4 and full year fiscal 2014 financial results
–
Based on actual results through May and revised forecast for June period
–
Revised FY2014 Q4 EPS of $0.04 is $0.09 lower than Wall Street consensus of $0.13
(2)
, and FY2014 Q4 EBITDA of $14.3mm is $4.6mm lowe
r than Wall Street consensus of $18.9mm
–
Revised FY2014 reported EBITDA of $66mm is $3mm lower than the Pioneer base case as of April 9 of $69mm, primarily due to reduced storm activity
With respect to Project Pioneer, several notable steps have been undertaken since the April 30 th
committee meeting:
On May 6
th
Pioneer granted Court Square exclusivity until June
20th
based on revised offer of $12.85 per share
Management facilitated numerous conference calls and in-person meetings so Court Square could complete their due diligence
Court Square requested extension of exclusivity period until June
30th
On June 26
th
, during the extended exclusivity period, Court Square revised its offer to acquire Pioneer to $11.00 per share in cash. Reasons cited for the reduction in price were:
–
Risk of turning around Klondyke and Pine Valley and magnitude of growth contributed by these businesses
–
Risk associated with replacing lost Duke contract volume
Potential next steps for the Special Committee:
Consider the Court Square revised offer price and recent market and business developments
Weigh the revised offer price versus the perceived risks and opportunities inherent in the standalone plan
____________________
(1) Based on stock price as of April 30, 2014 and June 25, 2014 respectively.
(2) Based on Wall Street research.

Recap of Key Events to Date
Date Commentary
February 19, 2014
Pioneer receives an unsolicited indication of interest from Court Square for $12.50 - $13.00 per share in cash
March 8, 2014
The Special Committee appoints Bank of America Merrill Lynch as financial advisor
March 22, 2014
Bank of America Merrill Lynch presentation to the Special Committee
Special Committee reviews management forecasts
March 27, 2014
Bank of America Merrill Lynch presentation to the Special Committee on preliminary valuation considerations and strategic buyer affordability
Special Committee reviews management forecasts
March 28, 2014
Bank of America Merrill Lynch discussion with the Special Committee
Special Committee reviews supplemental financial information on management forecasts
April 4, 2014
The Special Committee convenes and authorizes Bank of America Merrill Lynch to contact a limited number of potential interested parties from the prior sales process including Party A and Party B
April 9, 2014
Management provides Bank of America Merrill Lynch revised Management Forecasts based on year-to-date performance
April 14, 17, 2014
Management conducts executive presentations for Court Square, Party A and Party B (by phone)
April 18, 2014
Bank of America Merrill Lynch discussion with the Special Committee
Special Committee considers whether to contact Party C to gauge their interest in participating in process
April 14 – April 28, 2014
Potential buyers conduct limited due diligence
Pioneer Management facilitates a half-day due diligence session with Court Square in Mt. Airy, NC
April 29, 2014
Bid deadline for preliminary non-binding indications of interest. Court Square submits non-binding indication of interest for $12.75 per share in cash
April 30, 2014
Special Committee meeting to evaluate Court Square proposal and review updated valuation considerations with Bank of America Merrill Lynch
May 1, 2014
Court Square increases offer to $12.85 per share in cash
May 6, 2014 – June 20, 2014
Court Square initial exclusivity period
June 20, 2014
Court Square exclusivity period extended until June 30, 2014
June 26, 2014
Court Square revises its offer to acquire Pioneer to $11.00 per share in cash

Jan-2014 Feb-2014 Apr-2014 Jun-2014
$7.00
$8.00
$9.00
$10.00
$11.00
$12.00
0
250
500
750
1,000
1,250
Public Market Perspectives

____________________
Source: FactSet as of June 25, 2014 and Pioneer Base Case as of June 24, 2014. Base Case updated to reflect revised management forecast as of June 24, 2014.
Note: Dollars in millions, except per share amounts. Financial metrics calendarized to December 31.
(1) Shares outstanding and options per company filings for Wall Street research and per Pioneer Management for Pioneer Base Case. Options accounted for using the treasury stock method.
(2) EnterpriseValue = Market Value of Equity + Short-term Debt + Long-term Debt - Cash and MarketableSecurities.
(3) Estimates obtained from Wall Street research and calendarized when necessary.
Pioneer:
$8.74
Pioneer receives an
unsolicited indication of
interest from Court
Square
February 19, 2014
Pioneer Daily Trading
Volume (Thousands)
Pioneer Stock Price
Pioneer enters exclusivity
period with Court Square
May 6, 2014
Pioneer Public Market Overview 2014 Stock Price Performance
Management conducts
executive presentations for
Court Square, Party A and
Party B
April 14&17, 2014
Pioneer
Wall Street
Research
Pioneer
Base Case
Market Stock Price (6/25/14) $8.74 $8.74
52-Week High (7/23/13) 13.36 13.36
% of 52-Week High 65.4% 65.4%
Diluted Shares (mm)
(1)
32.313 33.190
Equity Value $282 $290
Plus: Total Debt 238 204
Less: Cash & Cash Equivalents (4) (9)
Enterprise Value
(2)
$516 $485
Net Debt/CY 2014E EBITDA
3.1x 2.7x
Trading Multiples
CYE December 31,
Wall Street Research
(3)
2014E EBITDA
6.8x
2015E EBITDA
NA
2014E EPS
16.6
2015E EPS
NA
Pioneer Forecast
2014E EBITDA
6.6x
2015E EBITDA
5.5
2014E EPS
19.0
2015E EPS
11.9
89
0.46
0.74
$76
NA
0.53
NA
$73

2014 Analyst Estimates by Quarter vs. Budget – EBITDA
Reported EBITDA EPS
Q4 FY2014 FY2014 Q4 FY2014 FY2014
Wall Street Consensus $18.9 $69.9 $0.13 $0.42
% of Full Year EBITDA / EPS 27.1% 30.6%
Current Management Forecast $14.3 $65.7 $0.04 $0.33
Difference vs. Consensus ($4.6) ($4.2) ($0.09) ($0.09)
% Difference vs. Consensus (24.4%) (6.0%) (71.1%) (21.4%)
Memo
Prior Management Forecast $17.7 $69.1 $0.08 $0.38
Wall Street Analysts
Avondale Partners $19.0 $70.0 $0.14 $0.43
BB&T Capital Markets 17.1 68.3 0.09 0.38
FBR 18.5 69.7 0.11 0.40
Janney Montgomery Scott NA NA 0.13 0.42
Jefferies 20.0 69.0 0.16 0.45
KeyBanc 19.6 70.8 0.15 0.44
Stifel Nicolaus 19.3 71.6 0.12 0.42
Consensus $18.9 $69.9 $0.13 $0.42

____________________
Source: Pioneer Base Case as of June 24, 2014 and Wall Street Research.
Note: Dollars in U.S. millions.
(1) Based on 2014E figures updated to reflect revised management forecast as of June 24, 2014.
(2) Pioneer Base Case as of April 9, 2014, at time of Court Square’s $12.85 offer per share.
(2)
(1)

Implied Premiums and Multiples of Revised Court
Square Offer
____________________
Source: Pioneer Management, public filings and FactSet as of June 25, 2014.
Note: Dollars in millions, except per share figures. Pioneer fiscal year ends June 30 th .
(1) As of June 30, 2014, per Pioneer Management.
(2) FY2014E estimates adjustedto reflect actual results through May aswell as latest June forecast as of June 24, 2014.Figures calendarized where appropriate.
Offer Price Per Share $11.00
Premium to:
Statistic
Current (6/25/2014) $8.74 25.9%
30-Day VWAP 10.62 3.6%
90-Day VWAP 10.49 4.8%
52-Week High (7/23/2013) 13.36 (17.7%)
52-Week Low (5/15/2014) 8.51 29.2%
Diluted Shares Outstanding (mm) 32.643
Equity Value $359
Plus: Total Debt
(1)
204
Less: Cash & Cash Equivalents
(1)
(9)
Transaction Value $554
Pioneer Base Case Pioneer Sensitivity Case Wall Street Research
Statistic Implied Statistic Implied Statistic Implied
($mm) Multiple ($mm) Multiple ($mm) Multiple
EV / LTM EBITDA (FY'14E)
(2)
$66 8.4x $66 8.4x $71 7.8x
EV / CY2014E EBITDA
(2)
73 7.6 74 7.5 76 7.3
EV / CY2015E EBITDA 89 6.2 98 5.6 87 6.3

Summary of Financial Projections – Base Case
____________________
Source: Pioneer Base Case as of April 9, 2014. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
Note: Dollars in millions, except per share figures.
(1) FY2014E estimates adjusted to reflect actual results through May as well as latest June forecast as of June 24, 2014. D&A and Capital Expenditures per Pioneer Base Case as of April 9, 2014.
Historical Pioneer Base Case
Fiscal Year Ending June 30,
'11-'13A '13A -'18E
2009A 2010A 2011A 2012A 2013A     2014E
(1)
2015E 2016E 2017E 2018E
CAGR CAGR
Income Statement:
Non-storm-related Services Revenue $461 $457 $529 $615 $763 $740 $764 $826 $882 $926
20.0% 3.9%
% Growth -- (0.7%) 15.7% 16.1% 24.1% (3.0%) 3.2% 8.2% 6.7% 12.0%
Storm-related Services Revenue $153 $47 $65 $71 $156 $62 $75 $75 $75 $75 55.4% (13.6%)
% Growth -- (69.5%) 38.4% 9.3% 121.0% (60.6%) 22.0% 0.0% 0.0% 0.0%
New Opportunities Revenue -- -- -- -- -- -- $32 $54 $54 $49 NA  NA
% Growth -- -- -- -- -- -- NM 67.2% 0.0% (8.4%)
Total Revenue $613 $504 $594 $685 $919 $802 $871 $955 $1,010 $1,050 24.4% 2.7%
% Growth -- (17.8%) 17.8% 15.4% 34.1% (12.7%) 8.6% 9.7% 5.8% 10.0%
Gross Profit $110 $48 $68 $92 $147 $100 $118 $136 $146 $154
47.2% 0.9%
% Margin 18.0% 9.5% 11.4% 13.4% 16.0% 12.5% 13.6% 14.2% 14.4% 14.6%
EBITDA $96 $22 $48 $64 $110 $66 $81 $97 $103 $109
51.8% (0.2%)
% Margin 15.7% 4.3% 8.0% 9.4% 11.9% 8.2% 9.3% 10.2% 10.2% 10.3%
Memo: EBITDA (Excl. New Opportunities) $96 $22 $48 $64 $110 $66 $79 $91 $96 $102 51.8% (1.5%)
EPS $0.94 ($0.41) $0.04 $0.31 $1.03 $0.33 $0.59 $0.88 $1.02 $1.14 NM  2.2%
Cash Flow:
D&A $37 $36 $38 $38 $41 $41 $41 $41 $40 $40 4.4% (0.9%)
% of Revenue 6.0% 7.1% 6.4% 5.6% 4.5% 5.1% 4.7% 4.3% 3.9% 3.8%
Capital Expenditures, Gross $27 $18 $19 $34 $40 $31 $29 $53 $41 $45 45.4% 2.1%
% of Revenue 4.4% 3.5% 3.2% 4.9% 4.4% 3.9% 3.3% 5.6% 4.1% 4.3%
Business Acquisitions $25 $15 $0 $17 $70 -  -  -  -  -
% of Revenue 4.1% 3.0% 0.0% 2.5% 7.6% -  -  -  -  -

Pioneer Forecast Comparison
____________________
Source: Pioneer Management and FactSet as of June 25 2014. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
Note: Dollars in millions. No Wall Street research available past 2015E.
Fiscal Year Ending June 30,
'14E - '16E
2013 2014E 2015E 2016E
CAGR
Non-storm-related Services Revenue $751 $764 $841 $922
9.9%
Storm-related Services Revenue 167 81 90 99
10.4%
New Opportunities Revenue -- -- -- --
NA
Total Revenue $919 $845 $931 $1,021
9.9%
EBITDA 110 90 107 118 14.3%
Non-storm-related Services Revenue $763 $740 $764 $826
5.7%
Storm-related Services Revenue 156 62 75 75
10.4%
New Opportunities Revenue -- -- 32 54
NA
Total Revenue $919 $802 $871 $955
9.1%
EBITDA 110 66 81 97
21.5%
Non-storm-related Services Revenue $763 $740 $764 $826 5.7%
Storm-related Services Revenue 156 62 75 75
10.4%
New Opportunities Revenue -- -- 48 200
NA
Total Revenue $919 $802 $887 $1,101
17.2%
EBITDA 110 66 83 113
31.4%
Non-storm-related Services Revenue $763 $753 $809 NA NA
Storm-related Services Revenue 156 72 64 NA NA
New Opportunities Revenue -- -- -- --
NA
Total Revenue $919 $826 $873 $962
7.9%
EBITDA 110 71 82 93
14.9%
Pioneer Base Case
Pioneer Aug-13
Management Case
Wall Street
Consensus
Pioneer Sensitivity
Case

New Opportunities Included in Pioneer Base Case
Opportunity Commentary Forecast Performance
Opportunity 6
Transmission lines out of SCANA, Pioneer providing proposal shortly and expect to pick up 50–200 miles (modeled 100 miles)
Project would take 2–3 years, leased equipment lowers margins but no capex required
Decision point between now and June 2014
Opportunity 3
Have contract in place and base business in model; upside from ramp up to run-rate
Gross margins grow from 15% to 18%, capex already in place and in model
Opportunity 4
Contract in place, have already started work with over 100 people; opportunity is additional upside
Opportunity 1
Traditional T&D customer looking for an additional supplier; assume 20%
margin
Working with SVP of Transmission; currently in test with 10 employees
____________________
Source: Pioneer Management.
Note: Dollars in millions. Assumes new capital expenditures depreciated to zero over ten years.
2015E 2016E 2017E 2018E
Revenue
$18.0 $22.5 $22.5 $18.0
Gross Profit
2.3 2.9 2.9 2.3
EBITDA
0.7 1.3 1.2 0.5
Capex
- - - -
2015E 2016E 2017E 2018E
Revenue $2.0 $2.0 $2.0 $2.0
Gross Profit 0.3 0.3 0.4 0.4
EBITDA
0.1 0.1 0.1 0.1
Capex
- - - -
2015E 2016E 2017E 2018E
Revenue $7.0 $14.0 $14.0 $14.0
Gross Profit 1.0 2.0 2.0 2.0
EBITDA
0.7 2.2 2.1 2.1
Capex
4.0 5.5 - -
2015E 2016E 2017E 2018E
Revenue $5.0 $15.0 $15.0 $15.0
Gross Profit 1.0 3.0 3.0 3.0
EBITDA
0.7 3.5 3.4 3.4
Capex
4.8 9.8 - -
Subtotal:
Revenue $32.0 $53.5 $53.5 $49.0
Gross Profit 4.6 8.2 8.2 7.7
EBITDA
2.3 7.0 6.9 6.1
Capex
8.8 15.3 0.0 0.0

Equity Value per Share
Preliminary Summary Valuation
____________________
Source: Public filings, Pioneer Base Case and Pioneer Sensitivity Case as of April 9, 2014, and FactSet as of June 25, 2014.  2014E figures updated to reflect revised management forecast as of June 24, 2014.
Note: All per share figures rounded to nearest $0.25, except 52-Week Low/High. Based on 31.924 million common shares outstanding, 1.214 million options at a strike price of $15.14 per share, 1.673 million options at a strike price of $8.85 per share and 0.392 million RSUs, per Pioneer Management and accounted for using the treasury stock method. Assumes $195 million in net debt as of June 30, 2014.
(1) Based on Pioneer Management “Base Case” forecast as prepared by Pioneer management (“Pioneer Base Case”), which as revised on April 9, 2014, includes $75 million of normalized storm revenue at a 30% gross margin for 2015-2018 and the following “New
Opportunities” – Opportunity 6, Opportunity 3, Opportunity 4 and Opportunity 1, which collectively provides FY2015 revenue and EBITDA of $32mm and $2mm respectively. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
(2) The Pioneer Sensitivity Case was produced for the Committee for information purposes only.  The Committee has advised Bank of America Merrill Lynch that, based on the most current facts and circumstances regarding the Company’s business, it does not believe that the two additional “New Opportunities” included in the Pioneer Sensitivity Case are reasonable likely to be achieved and therefore has not given material consideration to the Pioneer Sensitivity Case.
(3) Based on Management “Sensitivity Case” forecast as prepared by Pioneer management (“Pioneer Sensitivity Case”), which in addition to the Pioneer Base Case as of April 9, 2014 includes two additional “New Opportunities” of Opportunity 7 and Opportunity 2, which collectively provide incremental FY2015 revenue and EBITDA of $16mm and $2mm, respectively. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
(4) Discounted by one period at cost of equity of 9.25%.        (5) FY2014E estimates adjusted to reflect actual results through May as well as latest June forecast.      (6)     Assumes net debt of $195 million as of June 30, 2014.
Court Square
Offer: $11.00
Current Share
Price: $8.74
Pioneer Sensitivity Case
(Information Only)
(2)(3)
Pioneer Base Case
(1)
Reference Points
(5)(6) (5)
52-Week Present Value of Selected Publicly Selected
Low / High Analyst Traded Companies DCF Analysis Precedent LBO Analysis DCF Analysis LBO Analysis
Closing Price
Price Targets
(4)
CY'14E EBITDA CY'15E EBITDA (Base Case) Transactions (Base Case) (Sensitivity Case) (Sensitivity Case)
Low Price Targets Multiple Range Multiple Range Discount Rate Multiple Range Leverage Discount Rate Leverage
05/15/14 $10.00 - $13.00 7.0x - 8.0x 6.0x - 7.0x 7.5% - 9.5% 7.5x - 8.5x 4.75x LTM EBITDA 7.5% - 9.5% 4.75x LTM EBITDA
High Low CY'14E EBITDA CY'15E EBITDA Term. Growth Rate FY'14E EBITDA Target IRR Term. Growth Rate Target IRR
07/23/13 Jefferies $73 mm $89 mm 2.5% - 3.0% $66 mm 20.0% - 25.0% 2.5% - 3.0% 20.0% - 25.0%
52-Wk VWAP High Impl. Exit Multiple Exit Multiples Impl. Exit Multiple Exit Multiples
$11.72 6.5x - 10.0x 8.0x - 9.0x 6.6x - 10.3x 8.0x - 9.0x FBR & Janney
Montgomery
$8.51
$9.25
$9.75
$10.25
$11.50
$9.25
$11.00
$13.50
$13.00
$13.36
$12.00 $12.00
$13.00
$21.00
$11.25
$14.00
$24.00
$16.25
0.00
5.00
10.00
15.00
20.00
$25.00

Next Steps
Special Committee considers Court Square’s revised offer price for Pioneer
Weighs revised offer price versus perceived risks and opportunities inherent in standalone plan
If Special Committee elects to continue to negotiate with Court Square, Special Committee, BofA Merrill Lynch and legal advisors to discuss:
Potential counter offer to be made to Court Square
Whether to grant Court Square a second extension to the exclusivity period if requested
Go-shop participants
Process timetable, ground rules and responsibilities

Appendix

Bank of America Merrill Lynch

AEGION				▪ ▪
DYCOM INDUSTRIES INC	✓			▪ ▪
EMCOR				▪ ▪
ferrovial				▪ ▪ ▪
GRANITE	✓			▪ ▪
KALPA-TARU POWER TRANSMISSION	✓			▪ ▪ ▪

Name
Potentially
Reduced
Disclosure
Enterprise
Value ($MM) Company Contact Rationale to Include
$1,129
David Martin
CFO
David Morris
SVP, General Counsel
Actively pursuing acquisitions, although electrical T&D less of a focus
CEO recently resigned
1,434
Steve Nielson
CEO
Pioneer would add diversification
Recently acquisitive
2,922
Anthony Guzzi
CEO
National E&C player with broad services portfolio
Recently acquired RepconStrickland (turnaround
maintenance, engineering and construction services to
energy companies)
24,852
Iñigo Meirás
CEO
Santiago Olivares
Ferrovial Servicios CEO
Actively looking for acquisitions in North America
Expressed interest in industrial services assets, particularly around electrical T&D
Typically do not pay full multiples
1,428
Jim Roberts
CEO
Recently entered T&D market with acquisition of Kenny
Construction
Have targeted this end market for further investment and
growth
769
Manish Mohnot
Executive Director
Has been actively looking for acquisitions in America
Familiar with electrical T&D assets
Looking to build business in U.S. that has both a service and manufacturing component

Potential Strategic Buyers
Appendix
____________________
Source: FactSet as of June 25,2014.
(1) Pioneer management has recommended to initially restrict competitively sensitive information to parties with strategic interest in the sector.
(1)

Bank of America Merrill Lynch

MasTec	✓			▪ ▪ ▪
MYR Group	✓			▪ ▪
Quanta Services	✓			▪ ▪
Southwest Gas				▪ ▪
SPIE				▪
valmont	✓			▪ ▪
Willbros	✓			▪ ▪
WorleyParsons				▪ ▪ ▪

Name
Potentially
Reduced
Disclosure
Enterprise
Value ($MM) Company Contact Rationale to Include
$3,187
Jose Mas
CEO
Pablo Alvarez
EVP, M&A
Would significantly increase scale
Typically do not pay full multiples
Acquisitions tend to be smaller
473
William Koertner
CEO
Would diversify business mix away from transmission and
round out service platform
Pioneer would be a large transaction
7,222
Jim O’Neil
CEO
Derrick Jensen
CFO
Current industry participant with deep knowledge of sector
Targets acquisitions that focus on adding adjacent capabilities and/or geographies
3,751
Edward Janov
SVP, Corporate Development
Currently has a significant services business, largely focused on pipeline distribution
Has expressed interest in electrical distribution
–
Jérôme Vanhove
VP, Head of M&A
Currently focused on Europe, but would consider US post IPO
4,209
Brian Desigio
VP, Corporate Development
Has electrical T&D towers business
Services acquisition is less of a focus
819
Randy Harl
CEO
Van Welch
CFO
Current industry participant that knows industry well
Pioneer would be a large transaction
4,967
Andrew Wood
CEO
Strong capability in T&D
Actively looking to expand in North America
Recent profit downgrade may impact acquisition appetite in
the short term

Potential Strategic Buyers (Cont’d)
Appendix
____________________
Source: FactSet as of June 25,2014.
(1) Pioneer management has recommended to initially restrict competitively sensitive information to parties with strategic interest in the sector.
(1)

Bank of America Merrill Lynch

Advent International				▪
AEA				▪ ▪ ▪
American Securities				▪ ▪
Apollo				▪ ▪
Ares / Angeleno Group				▪
BainCapital				▪
BC Partners				▪
BerkshirePartners				▪ ▪

Name
Potentially
Reduced
Disclosure
Current Fund
Size ($MM) Company Contact Rationale to Include
$10,800
Stephen Hoffmeister
Managing Director
Gurinder Grewal
Principal
Strong focus on industrial services
2,000
Louis Sharpe
Managing Director
Experience with outsourced businesses
Willing to pay for quality businesses
Focused on business with EV between $200MM and $2BN
3,640
Matt LeBaron
Managing Director
Likes founder/family run companies
Owns United Distribution Group  (largest distributor of
industrial supplies in North America)
18,400
Geoffrey Strong
Partner
Comfortable with business, regulatory or legal complexity
Focused on industrial sector
4,700 /
~250
Nate Walton
Principal – Ares
Focused on E&P sector
7,300
Todd Cook
Managing Director
Strong focus on Industrial and E&P investment
opportunities
-
Michael Chang
Partner
Owns SGB-SMIT (producer of transformers for
transmission and distribution)
4,500
Jeff Dodge
Director of Business
Development
Previous experience with E&P related investments
Typically focused on growth opportunities

Potential Financial Buyers
Appendix
____________________
Source: CapitalIQ, Preqin and press release.
(1) Pioneer management has recommended to initially restrict competitively sensitive information to parties with strategic interest in the sector.
(1)

Bank of America Merrill Lynch

Blackstone				▪
CCMP Capital				▪
Clayton Dubilier & Rice				▪ ▪ ▪
the edgewater funds				▪
Energy Capital Partners	✓			▪ ▪ ▪
First Reserve Corporation	✓			▪ ▪
Goldman Sachs Private Equity Group				▪
I Squared Capital				▪ ▪

Potential Financial Buyers (Cont’d)
Appendix
____________________
Source: CapitalIQ, Preqin and press release.
(1) Pioneer management has recommended to initially restrict competitively sensitive information to parties with strategic interest in the sector.
(1)
Name
Potentially
Reduced
Disclosure
Current Fund
Size ($MM) Company Contact Rationale to Include
$16,200
Neil Simpkins
Managing Director
Julia Kahr
Managing Director
Recently acquired Gates Corporation (provider of advanced
power transmission and fluid transfer solutions by
engineering products and services)
3,500
Tim Walsh
Managing Director
John Warner
Managing Director
Focused on E&P related investment opportunities
6,250
Nathan Sleeper
Partner
George Jaquette
Partner
Experience with multi-service companies
Likes margin opportunities and acquisition growth plays
Owns Brand Energy & Infrastructure Services (provider of
specialized services to the global energy, industrial and
infrastructure markets)
1,400
Gerald Saltarelli
Principal
Greg Jones
Focused on lower middle market investment opportunities
4,300
Rahman D’Argenio
Principal
Very familiar with T&D industry
Owns PLH Group (construction and maintenance services
to electric power delivery and pipeline industries)
Recent acquisitions of NESCO Holdings (specialty rental
equipment)
9,000
Neil Wizel
Managing Director
Owns Utilities Services Associates (provider of
maintenance, repair and construction services for power
transmission and distribution of infrastructure industry)
Owns Dixie Electric (provider of electrical infrastructure and automation services)
20,300
Scott Lebovitz
Managing Director
Active in industrial sector across a wide range of
transaction sizes
-
Sadek Wahba
Managing Partner
Thomas Lefebvre
Specialized in infrastructure related investments
Owns DTE Energy Services (provider of fully integrated
comprehensive energy solution to energy-intensive
industrial, institutional and commercial businesses)

Bank of America Merrill Lynch

The Jordan Company				■ ■ ■
Kelso & Company	✓			■
Kohlberg & Company				■ ■
KRG Capital Partners				■
LG&P Leonard Green & Partners L.P.				■
MDP Madison Dearborn Partners				■
NMC				■ ■
Oak Hill Capital Partners				■ ■
Oaktree Capital Management, LLC	✓			■

Name
Potentially
Reduced
Disclosure
Current Fund
Size ($MM) Company Contact Rationale to Include
$3,400
Dan Pezley
Vice President
Focused on companies with EV between $100MM and
$2BN
Generalist firm with a wide array of industrial holdings
including both products and services
Prefers to work with business owner/founder
3,000
Chris Collins
Principal
Owns PowerTeam Services (provider of outsourced services
for the maintenance, repair and installation of electric and natural gas infrastructure; merged with Power Holdings in
2013)
1,600
Ahmed Wahla
Partner
Owns Sabre Industries (manufacturer of electrical T&D
towers and poles)
Familiar with E&C industry
2,000
Piotr Biezychudek
Vice President
Business/industrial services and energy
services/infrastructure are key sectors of interest
6,250
Christian McCollum
Partner
Owns United States Infrastructure Corporation (provider of
underground utility locating services)
4,100
Tom Souleles
Managing Director
Rich Copans
Director
Interested in business services opportunities, as well as
construction, and energy and power among other things
3,000
Matthew Ebbel
Managing Director
Generalist firm that typically invests $100-$500 million
Experienced with operating business services portfolio
companies
3,800
Brian Cherry
Partner
Strong focus on industrial related opportunities
Experienced with working alongside business
owner/founder
5,000
Mike Harmon
Managing Director
Recently acquired Highstar Capital Team (infrastructure
investment manager that invested ~$7.7 billion in energy,
environmental services and transportation infrastructure)

Potential Financial Buyers (Cont’d)
Appendix
____________________
Source: CapitalIQ, Preqin and press release.
(1) Pioneer management has recommended to initially restrict competitively sensitive information to parties with strategic interest in the sector.
(1)

Bank of America Merrill Lynch

Odyssey Investment Partners, LLC				
Olympus Partners				
OMERS Private Equity				
ONEX				
Teachers' Private Capital				
Riverstone				
Trilantic Capital Partners				
Veritas Capital				
Warburg Pincus

Name
Potentially
Reduced
Disclosure
Current Fund
Size ($MM) Company Contact Rationale to Include
$2,000
Brian Zaumeyer
Principal
Focused on industrial investment opportunities
Owns Integrated Power Services (provider of motor and
generator repair services)
2,500
Paul Rubin
Partner
Jason Miller
Principal
Focused on industrial and business services related
investments
Owns Professional Services Industries (provider of
construction testing, environmental consulting and
geotechnical engineering services)
_
Marl Dolfato
Managing Director
Focused on companies with EV between $200MM and
$1.5BN
Experienced with co-investing opportunities with
management
5,200
Manish Srivastava
Partner
Focused on industrial services
Interested in consolidation opportunities
Actively seeking new investment opportunities
5,000
Russell Hammond
Director
Focused on power service and equipment among industrial
opportunities
7,700
Baran Tekkora
Partner
Focused on E&P related opportunities
2,200
Glenn Jacobson
Managing Director
Strong focus on industrials and E&P related opportunities
Focused on companies with EV between $100MM and
$1BN
1,225
Joe Benavides
Principal
Experience with highly regulated industries
11,200
Uzair Dossani
Principal
Strong focus on industrial and services related investment
opportunities

Potential Financial Buyers (Cont’d)
Appendix
____________________
Source: CapitalIQ, Preqin and press release.
(1) Pioneer management has recommended to initially restrict competitively sensitive information to parties with strategic interest in the sector.
(1)

Bank of America Merrill Lynch

BERKSHIRE HATHAWAY INC.				▪
BILFINGER				▪
THE CARLYLE GROUP				▪
EQT Where energy meets innovation.				▪
SKANSKA				▪
TA Associates				▪
TPG CAPITAL				▪
TRANSFIELD SERVICES				▪

Name
Potentially
Reduced
Disclosure
Current Fund
Size / EV ($MM)
Company Contact Rationale to Include
$341,000
Gregory E. Abel
Chairman, President, CEO,
MidAmerican Energy
Contacted in previous sale process
5,225
Duncan Ball
Joint CEO
Frank Schramm
Joint CEO
Contacted in previous sale process
13,000
Rodney Cohen
Managing Director
Contacted in previous sale process
6,175
Glen T. Matsumoto
Partner
Tomas Aubell
Partner
Contacted in previous sale process
10,000
Magnus Persson
Regional Manager
Contacted in previous sale process
5,750
Michael Berk
Managing Director
Jeffrey Del Papa
Senior Vice President
Cathy Gao
Associate
Contacted in previous sale process
18,900
Michael MacDougall
Partner
Bryan Taylor
Partner
Contacted in previous sale process
1,128
Graeme Hunt
Managing Director, CEO
Tiernan O’Rourke
CFO
Contacted in previous sale process

Additional Potential Buyers
Appendix
____________________
Source: CapitalIQ, Preqin, Factset, press release and FactSet as of June 25, 2014.
(1) Pioneer management has recommended to initially restrict competitively sensitive information to parties with strategic interest in the sector.
(1)

Review of 2014E Projections
Pioneer Base Case vs. Wall Street Projections
Appendix
____________________
Source: Pioneer Base Case as of June 24, 2014 and Wall Street Research.
Note: Dollars in U.S. millions.
(1) Including Q3 actual.
(1) (1)
(US$ in millions)
Actual Q4E 2014E
Q1 Q2 Q3 Management Street Management Street
Core Services Revenue $190.2 $189.1 $175.5 $185.3 $199.4 ($14.2) $740.1 $754.3 ($14.2)
Y/Y Change (3.8%) (3.9%) (0.4%) (3.6%) -- -- (3.0%) -- --
% of FY2014 25.7% 25.5% 23.7% 25.0% 26.4% -- -- -- --
Quarter Contribution in '13 25.9% 25.4% 23.3% 25.5% -- -- -- -- --
Storm Revenue 3.1 21.8 32.1 4.6 12.4 (7.8) 61.5 69.3 (7.8)
Total Revenue $193.3 $210.9 $207.6 $189.9 $211.8 ($22.0) $801.6 $823.6 ($22.0)
Gross Profit $19.9 $30.9 $26.2 $22.9 $28.3 ($5.4) $100.0 $105.4 ($5.4)
% of Revenue 10.3% 14.7% 12.6% 12.1% 13.4% -- 12.5% 12.8% --
SG&A $17.1 $19.7 $19.2 $19.1 $19.3 ($0.2) $75.2 $75.4 ($0.2)
% of Revenue 8.8% 9.4% 9.3% 10.1% 9.1% -- 9.4% 9.2% --
Operating Income $2.8 $11.2 $7.0 $3.8 $8.8 ($5.0) $24.8 $29.8 ($5.0)
% of Revenue 1.5% 5.3% 3.4% 2.0% 4.2% -- 3.1% 3.6% --
% of FY2014 11.3% 45.0% 28.3% 15.4% 29.6% -- -- -- --
Quarter Contribution in '13 25.8% 57.9% 9.5% 6.8% -- -- -- -- --
Reported EBITDA $12.8 $21.5 $17.1 $14.3 $18.9 ($4.6) $65.7 $70.3 ($4.6)
Y/Y Change (54.3%) (57.4%) 4.3% (3.4%) -- -- (40.1%) -- --
% of FY2014 19.5% 32.7% 26.0% 21.8% 26.9% -- -- -- --
Quarter Contribution in '13 25.5% 46.0% 14.9% 13.5% -- -- -- -- --
Net Income $1.0 $5.7 $2.8 $1.2 $4.2 ($3.0) $10.6 $13.7 ($3.0)
Y/Y Change (89.7%) (76.0%) 4.8% 100.0% -- -- (70.4%) -- --
% of FY2014 9.0% 53.2% 26.6% 11.3% 30.9% -- -- -- --
Quarter Contribution in '13 25.6% 65.2% 7.4% 1.7% -- -- -- -- --

Summary of Financial Projections – Sensitivity Case
Appendix
____________________
Source: Pioneer Sensitivity Case as of April 9, 2014. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
Note: Dollars in millions, except per share figures.
(1) FY2014E estimates adjusted to reflect actual results through May as well as latest June forecast. D&A and Capital Expenditures per Pioneer Base Case as of April 9, 2014.
Historical Pioneer Sensitivity Case
Fiscal Year Ending June 30,
'11-'13A '13A -'18E
2009A 2010A 2011A 2012A 2013A     2014E
(1)
2015E 2016E 2017E 2018E
CAGR CAGR
Income Statement:
Non-storm-related Services Revenue $461 $457 $529 $615 $763 $740 $764 $826 $882 $926
20.0% 3.9%
% Growth -- (0.7%) 15.7% 16.1% 24.1% (3.0%) 3.2% 8.2% 6.7% 12.0%
Storm-related Services Revenue $153 $47 $65 $71 $156 $62 $75 $75 $75 $75 55.4% (13.6%)
% Growth -- (69.5%) 38.4% 9.3% 121.0% (60.6%) 22.0% 0.0% 0.0% 0.0%
New Opportunities Revenue -- -- -- -- -- -  $48 $200 $210 $201 NA  NA
% Growth -- -- -- -- -- -- NM NM 5.1% 0.7%
Total Revenue $613 $504 $594 $685 $919 $802 $887 $1,101 $1,166 $1,202 24.4% 5.5%
% Growth -- (17.8%) 17.8% 15.4% 34.1% (12.7%) 10.6% 24.2% 6.0% 9.2%
Gross Profit $110 $48 $68 $92 $147 $100 $121 $158 $171 $178
47.2% 3.9%
% Margin 18.0% 9.5% 11.4% 13.4% 16.0% 12.5% 13.7% 14.3% 14.7% 14.8%
EBITDA $96 $22 $48 $64 $110 $66 $83 $113 $122 $126
51.8% 2.8%
% Margin 15.7% 4.3% 8.0% 9.4% 11.9% 8.2% 9.3% 10.3% 10.5% 10.5%
Memo: EBITDA (Excl. New Opportunities) $96 $22 $48 $64 $110 $66 $79 $91 $96 $102 51.8% (1.5%)
EPS $0.94 ($0.41) $0.04 $0.31 $1.03 $0.33 $0.63 $1.18 $1.37 $1.47 NM  7.4%
Cash Flow:
D&A $37 $36 $38 $38 $41 $41 $41 $42 $40 $40 4.4% (0.8%)
% of Revenue 6.0% 7.1% 6.4% 5.6% 4.5% 5.1% 4.7% 3.8% 3.4% 3.3%
Capital Expenditures, Gross $27 $18 $19 $34 $40 $31 $30 $53 $41 $45 45.4% 2.1%
% of Revenue 4.4% 3.5% 3.2% 4.9% 4.4% 3.9% 3.4% 4.8% 3.6% 3.7%
Business Acquisitions $25 $15 $0 $17 $70 -  -  -  -  -
% of Revenue 4.1% 3.0% 0.0% 2.5% 7.6% -  -  -  -  -

Bank of America Merrill Lynch

	MYR	Willbros	Aegion	Dycom	EMCOR	MasTec	Quanta Services

Selected Publicly Trading Companies
Appendix
____________________
Source: Company filings and FactSet as of June 25, 2014.
Note: Dollar amounts in U.S. millions except per share amounts.
(1)      Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities.
(2) Estimates obtained from Wall Street research and calendarized when necessary.
(3) Based on Wall Street research.
(4) Excluding Pioneer.
Pioneer
Mean
(4)
Median
(4)
(3)
Price as of 6/25/2014 $8.74 $24.75 $12.36 $22.92 $30.63 $44.14 $29.64 $34.33 -- --
Price as % of 52 Wk High 65.4% 90.7% 90.3% 89.4% 90.1% 92.0% 66.2% 91.8% -- --
Price as % of 52 Wk Low 102.7% 131.2% 201.6% 119.7% 137.5% 121.7% 106.0% 134.3% -- --
Market Value $282 $546 $636 $901 $1,088 $3,012 $2,341 $7,448 -- --
Enterprise Value
(1)
$516 $491 $836 $1,159 $1,483 $2,968 $3,231 $7,192 -- --
Moody's Credit Rating NA  NA  B3  NA  Ba2  Ba1  Ba2  WR  -- --
EV / CY 2014E EBITDA
(2)
6.8x 5.7x 6.9x 8.5x 7.5x 7.9x 6.9x 9.4x 7.5x 7.5x
EV / CY 2015E EBITDA
(2)
5.9x 5.3x 6.0x 7.6x 6.5x 7.0x 5.9x 7.6x 6.5x 6.5x
Price / CY 2014E Earnings
(2)
16.6x 15.8x 16.0x 14.9x 22.3x 16.8x 15.6x 17.3x 17.0x 16.0x
Price / CY 2015E Earnings
(2)
12.7x 14.3x 11.5x 12.3x 16.4x 14.6x 11.9x 14.8x 13.7x 14.3x
LT EPS Growth Rate -- 9.7% -- 13.3% 12.9% 13.1% 12.3% 12.8% 12.3% 12.9%
Net Debt / CY 2014E EBITDA 3.1x (0.6x) 1.6x 1.8x 2.0x (0.2x) 1.9x (0.3x) 0.9x 1.6x
Net Debt / CY 2015E EBITDA 2.7x (0.6x) 1.4x 1.6x 1.7x (0.1x) 1.6x (0.3x) 0.8x 1.4x

____________________
Source: Publicly available information.
Note: Dollar amounts in U.S. millions.
Selected Precedent Transactions in Services
Appendix
EV/EBITDA
Announced Close Date Target Acquiror Transaction Value LTM NTM
Sep-13 Oct-13 Utilities Services Associates First Reserve – – –
Dec-12 Dec-12 Power Holdings Kelso & Co. – – –
Jul-12 Feb-13 The Shaw Group Chicago Bridge & Iron $1,900 7.0x –
Jun-12 Jul-12 UC Synergetic, Inc. Pike Electric 70 7.0 7.5x
Feb-12 May-12 Flint URS 1,462 10.6 –
Aug-11 Aug-11 Pine Valley Power Pike Electric 25 – –
May-11 Jun-11 MacTec AMEC 280 – –
May-11 Jun-11 USM Services Holdings EMCOR Group 255 7.0 –
Apr-11 Jun-11 Peak Energy Clean Harbors 207 5.9 –
Jan-11 Jan-11 Fisk Electric Tutor Perini 105 – –
Oct-10 Oct-10 Valard Construction Ltd. Quanta Services 219 5.5 –
Jun-10 Jun-10 Klondyke Construction LLC Pike Electric 17 – –
Jun-10 Sep-10 Scott Wilson Group URS 319 5.5 –
Mar-10 Jul-10 InfrastruX Group Willbros 604 9.3 7.4
Nov-09 Jun-10 AREVA T&D Alstom SA 4,967 5.7 –
Jun-08 Sep-08 Shaw Energy Pike Electric 24 – –
Mean 7.1x 7.5x
Median 6.5x 7.5x

____________________
Source: CapitalIQ and Company filings.      Note:  US Dollars in millions.
(1) JEC 9/8/13 press release indicated approximately US$1.2bn purchase price for Sinclair Knight Merz (SKM), reflecting enterprise val. of US$1.1bn.  Assumes exch. rate of USD/AUD 0.92 as of 9/8/13 ann. date.
(2) Represents FY 2012 multiple.
(3) Financials based on FY 2011. EV / EBITDA multiple incl. pension liabilities (6.8x excl. pension liabilities).
(2)
(1)
(1)
(4) Pro forma for Flint Energy Services’ acquisition of Carson.
(5) Subsequent to the announcement, the merger agreement was amended in
Nov. 2007 to increase the stock component. To that end, the transaction value and
LTM TV/EBITDA multiple were $3.0bn and 16.7x, respectively.
Selected Precedent Transactions in Engineering & Construction
Appendix
Ann. Transaction Value Revenue TV / LTM
Date Acquirer Target Target Description ($ in mm) ($ in mm) Revenue EBITDA
3/12/14 WSP Global Inc. KRG Capital Partners Provides engineering services to the energy and infrastructure end markets in Western Canada $366 $280 1.31x 8.3x
1/13/14 Amec Plc Foster Wheeler AG
Provides engineering and construction, as well as power generating equipment business worldwide. The comapny designs, engineers, and constructs onshore and offshore upstream oil and gas processing facilities; as well as related infrastructure
2,950 3,315 0.89 10.1
12/11/13 Murray & Roberts Holdings Ltd. Clough
Provides engineering and construction contracting, and procurement and construction services primarily to the oil and gas, and minerals sectors in
Austrailia, Papua New Guinea, and South East Asia
435 625 0.70 4.3
9/8/13 Jacobs Engineering Sinclair Knight Merz
Provides engineering, strategic consulting, and project delivery services and serves defense, energy, environment, industry, mining and metals, power, social infrastructure, transport, and water market sectors worldwide
1100 919 0.90 7.5
7/29/13 Integrated Mission Solutions Michael Baker Corporation
Provides engineering services for public and private sector clients including services for surface transportation, aviation, rail & transit, defense, environmental, architecture, geospatial information technology, homeland security, oil & gas, telecom & utilities, water and urban development markets
318 576 0.55 8.8
1/7/13 Energy Capital Partners EnergySolutions
Provides safe recycling, processing & disposal of nuclear material to the U.S. Department of Energy, commercial utilities, medical & research facilities.
Operates and provides nuclear decommissioning services for 22 nuclear power plants in the U.K.
1,120 1,796 0.62 8.3
12/28/12 Granite Construction Kenny Construction Provides general contracting and construction management services in the United States, Canada, and Europe.   130 270 0.48 5.0
7/30/12
Chicago Bridge &
Iron
The Shaw Group
Provides technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services primarily for the power and infrastructure markets
1,910 5,400 0.35 7.0
6/7/12 GENIVAR
WSP Group
(3)
Multi-disciplinary professional services consultancy specializing in building, transport & infrastructure, management & industrial and energy & environment, providing a full range of services from planning to design, delivery and asset management
637 1,100 0.58 7.8
2/20/12 URS
Flint Energy Services
(4)
Provides a range of integrated products and services for the oil and gas industry including: production services; infrastructure construction; oilfield transportation; and maintenance services
1,500 1,992 0.75 8.5
9/26/11 CH2M Hill Halcrow Provides engineering, planning, design and management services for infrastructure development worldwide 466 790 0.60 9.1
5/18/11 AMEC MACTEC Provides environmental planning, assessment & remediation, infrastructure engineering, water resources & constr. support services 280 400 0.70 7.0
5/15/11 Charterhouse Capital Partners
Environmental Resources
Management
Provides environmental, health, safety, risk and social consulting services globally 950 484 1.96 11.7
12/21/10 Jacobs Engineering Aker Solutions
Provides engineering and construction services, technology products and integrated solutions to the onshore oil & gas, refining & chemicals, mining &
metals and energy & environmental industries
675 1,696 0.40 7.2
12/13/10 Wood Group PSN Provides engineering, operations, and maintenance services to the owners of energy assets globally 955 1,200 0.80 9.6
6/28/10 URS Scott Wilson Provides engineering, construction, and technical services for railways, buildings and infrastructure, environment and natural resources, and roads sectors 336 523 0.64 9.8
9/17/09 Balfour Beatty Parsons Brinckerhoff Provides consulting, planning, design & engineering, programme, project & constr. management, and operations and maintenance for infrastructure sector 626 2,340 0.27 6.0
2/11/08 AECOM Earth Tech Provides consulting, engineering, and design, build and operate services to water/wastewater, environmental, transportation, and facilities clients globally 510 1,300 0.40 7.0
5/27/07 URS
Washington Group
(5)
Provides integrated engineering, construction, and management solutions to the power, environmental management, defense, oil and gas processing, mining, industrial facilities, transportation, and water resources sectors
2,403 3,407 0.71 15.9
5/15/07 CH2M Hill VECO Provides program management, construction, engineering, procurement, operations, and maintenance services to oil and gas, mining, and power clients 463 875 0.53 6.3
2/8/07 WorleyParsons Colt Engineering Provides engineering, procurement, and construction management services for the hydrocarbon industry 875 619 1.41 9.7
10/6/04 Worley Group Parsons E&C Corporation
Provides E&C and procurement and project management services services to the oil & gas, refining, chemical & petrochemical, & power industries worldwide
245 541 0.45 6.9
Mean 0.73x 8.3x
Median 0.63 8.0
Mean (Ex URS/Washington) 0.73x 7.9x
Median (Ex URS/Washington) 0.62 7.8

____________________
Source: Pioneer Base Case as of April 9, 2014. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Normalized Year based on maintenance capital expenditures as provided by Pioneer Management and assumes D&A equal to capex.
(2) Includes present value of 2019 tax-effected deferred compensation payment of $2.7 million, assuming a 40% tax rate.
Pioneer Base Case – Perpetuity Growth Rate Method
Preliminary Discounted Cash Flow Analysis
Appendix
Fiscal Year Ending June 30,
Normalized
2015E 2016E 2017E 2018E
   Year (1)
Revenue $871 $955 $1,010 $1,050 $1,050
% Growth 17.6% 9.7% 5.8% 3.9%
EBITDA $81 $97 $103 $109 $109
% Margin 9.3% 10.2% 10.2% 10.3% 10.3%
Less: Depreciation & Amortization (41) (41) (40) (40) (25)
EBIT $39 $56 $63 $69 $84
% Margin 4.5% 5.8% 6.3% 6.6% 8.0%
Less: Income Taxes (16) (22) (25) (28) (33)
Tax-effected EBIT $24 $33 $38 $41 $50
Plus: Depreciation & Amortization 41 41 40 40 25
Less: Capex, Net (29) (53) (41) (45) (25)
Less: Change in Working Capital (6) (9) (8) (4) (4)
Unlevered FCF $30 $13 $28 $32 $46
% Growth - (57.6%) 126.4% 12.1%
Equity Value per Share at a Implied EBITDA Multiple at a
Discount Net Perpetual Growth Rate of Perpetual Growth Rate of
Rate Debt 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
7.5% ($195) $18.60 $19.74 $21.01 9.0x 9.5x 10.0x
8.5% (195) 14.53 15.32 16.16 7.5 7.9 8.2
9.5% (195) 11.54 12.11 12.72 6.5 6.7 7.0
Discounted
PV of Terminal Value
(2)
at a
Enterprise Value at a
Discount Cash Flows Perpetual Growth Rate of Perpetual Growth Rate of
Rate '15E - '18E 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
7.5% $88 $728 $768 $813 $816 $856 $901
8.5% 87 587 614 644 674 701 730
9.5% 85 487 506 527 572 591 612

____________________
Source: Pioneer Sensitivity Case as of April 9, 2014. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Normalized Year based on maintenance capital expenditures as provided by Pioneer Management and assumes D&A equal to capex. Excludes Opportunity 7 project revenue and EBITDA.
(2) Includes present value of 2019 tax-effected deferred compensation payment of $2.7 million, assuming a 40% tax rate and the release of $13 million of working capital of Opportunity 7.
Pioneer Sensitivity Case – Perpetuity Growth Rate Method
Preliminary Discounted Cash Flow Analysis
Appendix
Fiscal Year Ending June 30,
Normalized
2015E 2016E 2017E 2018E
   Year
(1)
Revenue $887 $1,101 $1,166 $1,202 $1,081
% Growth 19.8% 24.2% 6.0% 3.0%
EBITDA $83 $113 $122 $126 $116
% Margin 9.3% 10.3% 10.5% 10.5% 10.8%
Less: Depreciation & Amortization (41) (42) (40) (40) (25)
EBIT $41 $72 $82 $86 $91
% Margin 4.6% 6.5% 7.0% 7.2% 8.4%
Less: Income Taxes (16) (29) (33) (34) (36)
Tax-effected EBIT $25 $43 $49 $52 55
Plus: Depreciation & Amortization 41 42 40 40 25
Less: Capex, Net (30) (53) (41) (45) (25)
Less: Change in Working Capital (8) (23) (9) (4) (4)
Unlevered FCF $28 $9 $39 $43 $50
% Growth - (69.5%) 348.6% 10.7%
Equity Value per Share at a Implied EBITDA Multiple at a
Discount Net Perpetual Growth Rate of Perpetual Growth Rate of
Rate Debt 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
7.5% ($195) $21.25 $22.50 $23.90 9.2x 9.7x 10.3x
8.5% (195) 16.78 17.63 18.55 7.7 8.1 8.5
9.5% (195) 13.54 14.16 14.84 6.6 6.9 7.2
Discounted
PV of Terminal Value
(2)
at a
Enterprise Value at a
Discount Cash Flows Perpetual Growth Rate of Perpetual Growth Rate of
Rate '15E - '18E 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
7.5% $100 $809 $853 $902 $909 $954 $1,003
8.5% 98 654 684 716 752 782 814
9.5% 96 544 565 588 640 661 684

WACC Sensitivity
Barra Betas of Selected Companies Calculating WACC
Weighted Average Cost of Capital Analysis
Appendix
____________________
Note: Dollars in millions.
Source: Public company filings, Barra, and Ibbotson 2014.
Beta Equity Net Net Debt /
Selected Companies
Levered
(1)
Unlevered
(2)
Mkt. Cap Debt/(Cash) Net Cap
Quanta Services 1.32 1.32 $7,448 ($256) (3.6%)
Emcor 1.29 1.29 3,012 (44) (1.5%)
MasTec 1.56 1.25 2,341 890 27.5%
Dycom 1.36 1.10 1,088 395 26.6%
Aegion 1.40 1.18 901 258 22.2%
MYR Group 1.25 1.25 546 (54) (11.1%)
Willbros Group 1.62 1.35 636 199 23.9%
Average 1.40 1.25 $2,282 $198 12.0%
Pioneer
1.47 0.95 282 234 45.3%
Net Debt / Net Debt/ Net Debt/ Est. Cost
Geometric Mean ERP Arithmetic Mean ERP
EBITDA Eq. Val. Net Cap.
   of Debt
(6)
0.80      0.90      1.00      1.10      0.80      0.90      1.00      1.10
0.0x 0.0% 0.0% 5.50% 7.06%    7.55%    8.04%    8.53%    8.69%    9.38%    10.08%    10.78%
1.0 14.6% 12.7% 5.75% 6.90%    7.36%    7.83%    8.30%    8.45%    9.11%    9.77%    10.43%
2.0 34.2% 25.5% 6.00% 6.78%    7.22%    7.66%    8.10%    8.24%    8.87%    9.49%    10.12%
3.0 61.8% 38.2% 6.25% 6.70%    7.11%    7.53%    7.95%    8.08%    8.67%    9.26%    9.85%
3.6 82.8% 45.3% 6.38% 6.66%    7.07%    7.47%    7.87%    8.00%    8.57%    9.14%    9.71%
ERP Average
Cost of Equity Geometric Arithmetic
Risk Free Rate
(3)
3.12% 3.12%
Unlevered Beta
(2)
0.95 0.95
Levered Beta
(4)
1.04 1.04
Historical Risk Premium 4.92% 6.96%
Cost of Equity 8.22% 10.33%
Pre-tax Cost of Debt 5.75% 5.75%
After-Tax Cost of Debt
(5)
3.45% 3.45%
Target Net Debt/Total Net Cap. 12.7% 12.7%
WACC 7.61% 9.45%
(1) For each selected company, represents Beta as sourced from Barra.
(2) Unlevered Beta = Levered Beta/(1 + ((1 - Tax Rate) * Net Debt/Equity)).  Unlevered Beta = Levered Beta for company’s with a net cash position.
(3) Twenty Year U.S. Government Bond Yield as of June 25, 2014.
(4) Represents levering of the Unlevered Beta with Levered Beta = (Unlevered Beta)*(1+(1-Tax Rate)*(Net Debt/Equity)).  Levered Beta = Unlevered Beta at a hypothetical capital structure with no debt.
(5) After-tax cost of debt at 40% tax rate.
(6) Represents range of cost of debt for an illustrative WACC range.

Appendix
Illustrative LBO Analysis – Pioneer Base Case
PF Capitalization ($14.00 Offer Price) Sources and Uses ($14.00 Offer Price)
____________________
Source: Pioneer Base Case as of April 9, 2014 and FactSet as of June 25, 2014. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
Note: Dollars in millions. Assumes illustrative June 30, 2014 transaction close. Based on 31.924 million common shares outstanding, 1.214 million options at a strike price of $15.14 per share, 1.673 million options at a strike price of $8.85 per share and 0.392 million RSUs, per Pioneer Management and accounted for using the treasury stock method. Assumes Pioneer maintains minimum cash balance of $9.4 million, consistent with current cash balance. Assumes $7.5 million of transaction fees, $11 million of financing fees.
IRR Sensitivity to Transaction Metrics
Assumes elimination of public company
costs of ~$4 to $5 million per annum
during sponsor ownership
Offer Price Per Share
##### $11.00 $12.00 $13.00 $14.00 $15.00
7.5x
22.3% 18.5% 15.2% 12.3% 9.7%
8.0x 25.2% 21.2% 17.9% 14.9% 12.3%
8.5x 27.8% 23.8% 20.4% 17.4% 14.7%
9.0x
30.4% 26.3% 22.8% 19.7% 17.0%
9.5x 32.7% 28.6% 25.0% 21.9% 19.1%
Implied LTM 2014 Multiple 8.5x 8.1x 8.5x 9.0x 9.4x
Exit
Multiple
Sources $ %
First Lien (L+375bps) $225 33%
Second Lien (8.75%) 105 15%
Equity Contribution 352 52%
Total Sources $682 100%
Uses $ %
Equity Purchase $461 68%
Refi. Pioneer Debt (Revolver) 204 30%
Fees & Expenses 17 3%
Total Uses $682 100%
As of June 30, 2014
Status Quo Adj. Pro Forma
Cash $9 -- $9
Existing Pioneer Debt (Revolver) $204 ($204) --
New First Lien (L+375bps) -- 225 225
New Second Lien (8.75%) -- 105 105
Total Debt $204 $330
Net Debt 195 321
Equity $259 $345
Total Capitalization $463 $675
2014E Adj. EBITDA (LTM 6/30) $66 $4 $70
Credit Statistics:
Total Debt / Adj. EBITDA 3.11x 4.74x
Net Debt / Adj. EBITDA 2.96 4.61

Illustrative LBO Analysis –
Pioneer Base Case (Cont’d)
Illustrative $14.00 Offer Price Per Share
____________________
Source: Pioneer Base Case as of April 9, 2014. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
Note: Dollars in millions.
(1) FY2014E estimates adjusted to reflect actual Q3 FY2014 results.
(2) Adjusted EBITDA includes elimination of public company costs of $3.9 - $4.7 million.
Appendix
($ in millions)
Fiscal Year Ending June 30,
PF 2014E
(1) 2015E 2016E 2017E 2018E
Income Statement:
Revenue $802 $871 $955 $1,010 $1,050
% Growth (12.7%) 8.6% 9.7% 5.8% 3.9%
Adj. EBITDA
(2)
$70 $85 $101 $108 $113
% Margin 8.7% 9.7% 10.6% 10.7% 10.8%
EBITDA $66 $81 $97 $103 $109
% Margin 8.2% 9.3% 10.2% 10.2% 10.3%
Net Interest Expense -  $19 $20 $21 $21
Capital Expenditures, Net -  29 53 41 45
Balance Sheet:
Cash $9 $9 $9 $9 $9
Total Debt $330 $309 $306 $286 $263
Cumulative Debt Paydown -  6.3% 7.4% 13.3% 20.2%
Credit Statistics:
Total Debt / Adj. EBITDA 4.7x 3.7x 3.0x 2.7x 2.3x
Net Debt / Adj. EBITDA 4.6x 3.5x 2.9x 2.6x 2.2x
Adj. EBITDA / Net Interest Expense -  4.4x 5.1x 5.1x 5.4x
(Adj. EBITDA - CapEx) / Net Interest Expense -  2.9x 2.4x 3.1x 3.3x

Appendix
Illustrative LBO Analysis – Pioneer Sensitivity Case
PF Capitalization ($16.25 Offer Price) Sources and Uses ($16.25 Offer Price)
IRR Sensitivity to Transaction Metrics
Assumes elimination of public company
costs of ~$4 to $5 million per annum
during sponsor ownership
____________________
Source: Pioneer Base Case as of April 9, 2014 and FactSet as of June 25, 2014. 2014E figures updated to reflect revised management forecast as of June 24, 2014.
Note: Dollars in millions. Assumes illustrative June 30, 2014 transaction close. Based on 31.924 million common shares outstanding, 1.214 million options at a strike price of $15.14 per share, 1.673 million options at a strike price of $8.85 per share and 0.392 million RSUs, per Pioneer Management and accounted for using the treasury stock method. Assumes Pioneer maintains minimum cash balance of $9.4 million, consistent with current cash balance. Assumes $7.5 million of transaction fees, $11 million of financing fees.
Offer Price Per Share
#####
$13.00 $14.00 $15.00 $16.00 $17.00
7.5x 22.0% 19.0% 16.2% 13.8% 11.5%
8.0x
24.6% 21.5% 18.8% 16.2% 13.9%
8.5x 27.1% 23.9% 21.1% 18.5% 16.2%
9.0x 29.5% 26.2% 23.3% 20.7% 18.3%
9.5x
31.7% 28.4% 25.5% 22.8% 20.3%
Implied LTM 2014 Multiple 8.5x 9.0x 9.4x 9.9x 10.4x
Exit
Multiple
Sources $ %
First Lien (L+375bps) $225 30%
Second Lien (8.75%) 105 14%
Equity Contribution 430 57%
Total Sources $760 100%
Uses $ %
Equity Purchase $539 71%
Refi. Pioneer Debt (Revolver) 204 27%
Fees & Expenses 17 2%
Total Uses $760 100%
As of June 30, 2014
Status Quo Adj. Pro Forma
Cash $9 -- $9
Existing Pioneer Debt (Revolver) $204 ($204) --
New First Lien (L+375bps) -- 225 225
New Second Lien (8.75%) -- 105 105
Total Debt $204 $330
Net Debt 195 321
Equity $259 $423
Total Capitalization $463 $753
2014E Adj. EBITDA (LTM 6/30) $66 $4 $70
Credit Statistics:
Total Debt / Adj. EBITDA 3.11x 4.74x
Net Debt / Adj. EBITDA 2.96 4.61

Incremental New Opportunities Included in the Sensitivity Case
Appendix
Opportunity Commentary Forecast Performance
Opportunity 7
Project in conjunction with Fluor, no contract in place but "won" the business, waiting on regulatory approval (9–12 months)
Upon approval would start engineering in 2015 and construction in 2016;
leased equipment so no capex
Opportunity 2
Technology grid for cybersecurity. Pioneer is partnering to license patented technology that can be put on hardware devices
View as significant upside potential but need to develop relationships with different contacts at customers
____________________
Source: Pioneer Management.
Note: Dollars in millions.
2015E 2016E 2017E 2018E
Revenue $4.3 $125.0 $125.0 $120.8
Gross Profit 0.6 15.8 15.8 15.2
EBITDA
(0.2) 10.8 10.5 9.6
Capex
- - - -
2015E 2016E 2017E 2018E
Revenue $11.7 $21.1 $31.3 $31.3
Gross Profit 2.3 6.3 9.4 9.4
EBITDA
2.2 5.7 8.2 7.6
Capex
1.0 - - -
Incremental Opportunities Subtotal:
Revenue
$16.0 $146.1 $156.3 $152.1
Gross Profit
3.0 22.2 25.2 24.6
EBITDA
2.0 16.4 18.7 17.2
Capex
1.0 0.0 0.0 0.0
Total New Opportunities:
Revenue
$48.0 $199.6 $209.8 $201.1
Gross Profit
7.6 30.4 33.5 32.2
EBITDA
4.3 23.5 25.6 23.3
Capex
9.8 15.3 0.0 0.0

____________________
Source: Pioneer Base Case as of April 9, 2014.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Normalized Year assumes capital expenditures equal to zero.
Preliminary Discounted Cash Flow Analysis for New Opportunities
Appendix
Opportunity 2
Fiscal Year Ending June 30,
Normalized
2015E 2016E 2017E 2018E
   Year
(1)
Revenue $11.7 $21.1 $31.3 $31.3 $31.3
% Growth NA 80.0% 48.1% 0.0%
EBITDA $2.2 $5.7 $8.2 $7.6 $7.6
% Margin 18.7% 26.9% 26.2% 24.4% 24.4%
Less: Income Taxes (0.9) (2.3) (3.3) (3.1) (3.0)
Tax-effected EBIT $1.4 $3.5 $5.0 $4.6 $4.5
Plus: Depreciation & Amortization 0.1 0.1 0.1 0.1 0.1
Less: Capex, Net (1.0) -- -- -- (0.1)
Less: Change in Working Capital (1.3) (2.0) (0.2) 0.1 --
Unlevered FCF ($0.8) $1.6 $4.9 $4.8 $4.5
Discounted PV of Terminal Value at a Enterprise Value at a
Discount Cash Flows Perpetual Growth Rate of Perpetual Growth Rate of
Rate '15E - '18E 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% $8 $64 $68 $71 $73 $76 $79
9.0% 8 + 53 55 57 = 61 63 65
10.0% 8 44 46 48 52 54 56

____________________
Source: Pioneer Base Case as of April 9, 2014.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Includes present value of 2019 release of $13 million of working capital.
Opportunity 7
Appendix
Preliminary Discounted Cash Flow Analysis for New Opportunities
Fiscal Year Ending June 30,
2015E 2016E 2017E 2018E
Revenue $4.3 $125.0 $125.0 $120.8
% Growth NA 2807.0% 0.0% (3.4%)
EBITDA
($0.2) $10.8 $10.5 $9.6
% Margin NA 8.6% 8.4% 8.0%
Tax-effected EBIT ($0.1) $6.5 $6.3 $5.8
Plus: Depreciation & Amortization -- -- -- --
Less: Capex, Net -- -- -- --
Less: Change in Working Capital (0.5) (11.9) (0.9) 0.4
Unlevered FCF ($0.6) ($5.4) $5.4 $6.1
(1)
Discounted
Discount Cash Flows
Rate '15E - '18E
8.0% $13
9.0% 12
10.0% 12